UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010

Commission File No. 0-15360

Bioject Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-15360	93-1099680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20245 SW 95th Avenue

Tualatin, Oregon 97062

(Address of Principal Executive Offices)

(503) 692-8001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2010, Bioject Medical Technologies, Inc. (the “Company”) entered into a Fifth Amendment to Rights Agreement, dated as of January 8, 2010, with the American Stock Transfer & Trust Company, LLC (the “Rights Agent”), amending the Rights Agreement, dated as of July 1, 2002, between the Company and the Rights Agent, as amended. The amendment changed the expiration date of the rights issued under the Rights Agreement to January 10, 2010. The amendment was required pursuant to the Series G Convertible Preferred Stock Purchase Agreement, dated December 18, 2009, between the Company and the purchasers identified therein. The foregoing description of the amendment is qualified in its entirety by reference to the Fifth Amendment to Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Item 3.03 Material Modification to Rights of Security Holders.

As discussed in Item 1.01 above, on January 8, 2010, Bioject Medical Technologies, Inc. (the “Company”) entered into a Fifth Amendment to Rights Agreement, dated as of January 8, 2010, with the American Stock Transfer & Trust Company, LLC (the “Rights Agent”), amending the Rights Agreement, dated as of July 1, 2002, between the Company and the Rights Agent, as amended. The amendment changed the expiration date of the rights issued under the Rights Agreement to January 10, 2010. The amendment was required pursuant to the Series G Convertible Preferred Stock Purchase Agreement, dated December 18, 2009, between the Company and the purchasers identified therein. The foregoing description of the amendment is qualified in its entirety by reference to the Fifth Amendment to Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

4.1	Fifth Amendment to Rights Agreement, dated as of January 8, 2010, between Bioject Medical Technologies, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2010	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

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